EXHIBIT 23.2

                               CONSENT OF COUNSEL


We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated September 27, 1999, which is included in this Registration Statement (S-8).

Dated:   Mineola, New York
         September 27, 1999



                                 /s/ Meltzer, Lippe, Goldstein & Schlissel, P.C.
                                 -----------------------------------------------
                                 Meltzer, Lippe, Goldstein & Schlissel, P.C.


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